SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (the “Agreement”) is made by and between Martin Petersen (“Employee”) and Cricut, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Employee is employed by the Company;
WHEREAS, in connection with his employment Employee signed a Restrictive Covenant Agreement with the Company (the “Confidentiality Agreement”);
WHEREAS, Employee signed a Confirmatory Employment Letter with the Company on March 12, 2021;
WHEREAS, Employee holds certain awards with respect to shares of the Company’s Class A common stock and Class B common stock (each, an “Equity Award”) set forth on Exhibit A, that and are subject to the terms and conditions of the applicable award agreement and/or applicable Company equity plan (the “Equity Agreements”);
WHEREAS, Employee’s last day of employment with the Company will be September 30, 2022 (the “Separation Date”); and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
COVENANTS
1.Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and condition, the Company agrees to provide Employee with the following:
a.Continued Equity Vesting. Employee will continue to vest in the portion of each Equity Award that is scheduled to vest before July 1, 2023 (as indicated in the “Shares Continuing to Vest” column on Exhibit A) with such portion vesting on the date that they are otherwise scheduled to vest under the Equity Agreements. All other unvested shares (as identified in the “Shares Forfeited on 9/30/2022” column on Exhibit A) are forfeited on the Separation Date.
b.Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.
2.Benefits; Stock. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, incentive compensation, and vacation or paid time off, will cease as of the date that Employee’s employment with the Company terminates. Except as set forth on Section 1.a., the Parties agree that for purposes of determining the number of shares of the Company’s Class A common stock and Class B common stock in which Employee is entitled to vest, Employee will be considered to have vested only up through actual last date of his employment with the Separation Date, and that any unvested shares subject to the Equity Awards as of such termination date immediately will be forfeited in accordance with the Equity Agreements. The exercise of Employee’s vested options, if any, will continue to be governed by the terms and conditions of the applicable Equity Agreements.
3.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.
4.Continued Cooperation with Company. Employee and the Company agree that Employee will be providing limited ongoing support to the Company after the Separation Date in connection with ongoing litigation. Employee agrees that his obligations under the Confidentiality Agreement with respect to the Company’s confidential and proprietary information will continue to apply to information received as part of this ongoing support. Employee further agrees that he is not entitled to any vesting after the Separation Date as a result of this limited ongoing support. At the conclusion of the ongoing support, or when requested by the Company if earlier, Employee will return all Company property and information he has in possession.
5.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its parent corporation and their current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, including The Tartin Trust, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Agreement Effective Date, including, without limitation:
a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the

Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; Utah Antidiscrimination Act, Utah Code Ann. § 34A-5- 106; Utah Minimum Wage Act, Utah Code Ann. §§ 34-40-101 et seq.; Utah Wage Payment Law, Utah Code Ann. § 34-28- 1 et seq.; Utah Genetic Testing Privacy Act, Utah Code Ann. §§ 26-45-101 et seq.; Internet Employment Privacy Act, Utah Code Ann. §§ 34-48-301 et seq.; Utah Right to Work Law, Utah Code Ann. §§ 34-34-1 et seq.; Utah Public Order and Decency Law, Utah Code Ann. §§ 76-9-401 et seq.; Employment Relations and Collective Bargaining Act, Utah Code Ann. §§ 34-20-1 to 34-20-14; Protection of Activities in Private Vehicles Act, Utah Code Ann. §§ 34-45-101 to 34-45-107; Employment Selection Procedures Act, Utah Code Ann. §§ 34-46-101 to 34-46-302; Utah Occupational Safety and Health Act, Utah Code Ann. §§ 34A-6-101 to 34A-6-307;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Employee may have to unemployment compensation benefits or, workers’ compensation benefits, or rights to indemnification under the Company’s bylaws, contracts with Employee, or statute. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.
6.Reserved.
7.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
8.Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.
9.Confidentiality. Subject to the Protected Activity provision, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.
Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence. The Parties agree that if the Company proves that Employee breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Employee from Employee’s obligations hereunder, nor permit Employee to make additional disclosures. Employee warrants that Employee has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.
10.Trade Secrets and Confidential Information; Insider Trading Policy. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s confidential and proprietary information, noncompetition, and nonsolicitation of Company employees. Employee agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Agreement Effective Date. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee reaffirms that Employee will continue to abide by the terms and conditions of the Company’s insider trading policy, as it may be amended.
11.No Cooperation. Subject to the Protected Activity provision, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
12.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this Section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
13.Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.
14.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or any provision of the Confidentiality Agreement, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.
15.No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
16.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
17.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SALT LAKE COUNTY, UTAH BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) UNDER ITS COMPREHENSIVE ARBITRATION RULES (“JAMS RULES”) AND UTAH LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH UTAH LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH UTAH LAW, UTAH LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT

MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
18.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).
19.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.
20.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
21.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
22.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
23.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and any applicable Stock Agreements, except as otherwise modified or superseded herein.
25.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
26.Governing Law. This Agreement shall be governed by the laws of the State of Utah, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of Utah.
27.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee prior to close of business on September 30, 2022. This Agreement will become effective on September 30, 2022, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
28.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, DocuSign or a similarly accredited secure signature service, or other electronic transmission or signature. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic transmission (including by email), each of which will be deemed an original, but all of which together constitute one and the same instrument.
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29.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)Employee has read this Agreement;
(b)Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(c)Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)Employee is fully aware of the legal and binding effect of this Agreement;
(e)As trustee of The Tartin Trust, Employee is able to give the Releases in Section 5 on behalf of The Tartin Trust; and
(f)Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        MARTIN PETERSEN, an individual and as trustee of The Tartin Trust
Dated: 9/29/2022    By /s/ Martin Petersen
        Martin Petersen

        CRICUT, INC.
Dated: 9/30/2022    By /s/ Don Olsen
            Don Olsen
            General Counsel

EXHIBIT A
EQUITY AWARDS

Shareholder Name	Share Type	Grant Date	Total Shares Granted	Vested Shares at 9/30/2022	Unvested Shares at 9/30/2022	Shares Continuing to Vest	Shares Forfeited on 9/30/2022
THE TARTIN TRUST	Stock - Class B	12/2/2020	26,599	-	26,599	26,599	-
THE TARTIN TRUST	Stock - Class B	3/1/2019	98,100	73,575	24,525	24,525	-
THE TARTIN TRUST	Stock - Class B	3/1/2020	95,430	47,715	47,715	23,857	23,858
THE TARTIN TRUST	Stock - Class B	8/17/2020	37,581	18,790	18,791	-	18,791
PETERSEN, MARTIN	RSU 2021 Grant	5/1/2021	100,000	25,000	75,000	25,000	50,000
PETERSEN, MARTIN	Option - Class A	3/24/2021	17,081	8,540	8,541	-	8,541
PETERSEN, MARTIN	Option - Class A	3/24/2021	12,424	6,212	6,212	-	6,212
Total:				179,832	207,383	99,981	107,402

A-1